Exhibit 4.1

Execution Version

DISCOVER BANK

Master Servicer, Servicer and Seller

and

U.S. BANK NATIONAL ASSOCIATION

Trustee

on behalf of the Certificateholders

SERIES SUPPLEMENT

Dated as of September 23, 2009

to

AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

Dated as of November 3, 2004, as amended

$537,237,508 Series SD Certificates

DISCOVER CARD MASTER TRUST I

SERIES 2009-SD CERTIFICATES

i

EXHIBITS

EXHIBIT A:	Form of Investor Certificate

EXHIBIT B:	Form of Certificateholders’ Monthly Statement

EXHIBIT C:	Form of Master Servicer’s Monthly Certificate

SCHEDULES

SCHEDULE I:	List of Series

ii

DISCOVER CARD MASTER TRUST I

SERIES 2009-SD CERTIFICATES

This Series of Master Trust Certificates is established pursuant to Section 6.06 of that certain Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004, as amended, by and between DISCOVER BANK, a Delaware banking corporation (“Discover Bank”), as Master Servicer, Servicer and Seller and U.S. BANK NATIONAL ASSOCIATION (the “Trustee”), as Trustee (the “Pooling and Servicing Agreement”). This SERIES TERM SHEET and the ANNEX attached hereto, by and among the Master Servicer, the Servicers, the Sellers and the Trustee, constitute the SERIES SUPPLEMENT (the “Series Supplement”). The Pooling and Servicing Agreement and this Series Supplement together establish the Series of Master Trust Certificates to be known as the DISCOVER CARD MASTER TRUST I, SERIES 2009-SD CERTIFICATES.

SERIES TERM SHEET

Date of Series Term Sheet	September 23, 2009.

Group	One.

Interchange Series	Yes.

Series Initial Investor Interest	$537,237,508

Class Initial Investor Interest of Series SD Certificates	$537,237,508; plus the face amount of any Series SD Certificates issued in an increase of the Series Investor Interest pursuant to Section 31; minus the aggregate amount of payments of Certificate Principal paid to Class SD Investor Certificateholders.

Class Expected Final Payment Date	The Distribution Date in January 2012 or such later date as determined by the Master Servicer by notice to the Trustee in accordance with Section 33.

Type of Structure	Controlled Liquidation.

Certificate Rate	0% per annum

Designated SD Percentage	2%, subject to adjustment pursuant to Section 32

Series Cut-Off Date	September 1, 2009.

Series Closing Date	September 23, 2009.

Distribution Dates	The 15th day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day) commencing in October 2009.

Statement Dates	Each Distribution Date, commencing in October 2009.

Type of Credit Enhancement	Not applicable.

Investor Servicing Fee Percentage	2.0% per annum calculated on the basis of a 360-day year of twelve 30-day months.

Eligible for Reallocations to and from Other Series in Group	Yes.

Series Termination Date	The first Business Day following the Distribution Date in July 2014 or such later date as determined by the Master Servicer by notice to the Trustee in accordance with Section 33.

Classes, if any, subject to Regulation S restrictions	Not applicable.

Classes, if any, subject to ERISA restrictions	Series SD Certificates.

Bearer Certificates	Not applicable.

Registered Certificates	Series SD Certificates.

Series SD Certificate	Each certificate executed by the Sellers and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A.

Paying Agent	The Corporate Trust Office of the Trustee.

2

IN WITNESS WHEREOF, the Sellers, the Master Servicer, the Servicers and the Trustee have caused this Series Supplement to be duly executed by their respective officers thereunto duly authorized as of the date and year first above written.

DISCOVER BANK,
as Seller, Master Servicer and Servicer

/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Financial Officer and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

/s/ Patricia M. Child
Patricia M. Child
Vice President

ANNEX

In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

SECTION 1. Definitions

(a) Capitalized terms not otherwise defined in this Series Supplement (including the Series Term Sheet) shall have the meanings ascribed to them in the Pooling and Servicing Agreement. Capitalized terms that refer to a Series refer to the Series established hereby.

(b) The following terms have the definitions set forth below with respect to the Series established hereby, unless the context otherwise clearly requires:

“Certificate Interest” shall mean, for Class SD for any Interest Payment Date, zero.

“Certificate Principal” shall mean, with respect to Class SD, the principal payable in respect of Class SD of Investor Certificates.

“Certificate Rate,” with respect to Class SD or Subclass, shall mean the certificate rate set forth in the Series Term Sheet with respect to Class SD.

“Class” with respect to this Series shall mean, for all purposes under the Pooling and Servicing Agreement and this Series Supplement, all Investor Certificates designated as part of Class SD.

“Class Expected Final Payment Date” with respect to Class SD shall mean the date designated as such in the Series Term Sheet.

“Class Finance Charge Collections” shall mean, with respect to Class SD, with respect to any day or any Distribution Date or Trust Distribution Date, as applicable, an amount equal to the product of (x) the Class Percentage with respect to Finance Charge Collections for the related Distribution Date and (y) the amount of Finance Charge Collections for such day or for the related Due Period, as applicable.

“Class Initial Investor Interest” shall mean, with respect to Class SD, the aggregate face amount of Investor Certificates of Class SD as specified in the Series Term Sheet.

“Class Interchange” shall mean, with respect to Class SD, with respect to any Distribution Date or Trust Distribution Date, as applicable, an amount equal to the product of (x) the Class Percentage with respect to Interchange for the related Distribution Date and (y) Interchange for the related Due Period.

“Class Invested Amount” shall mean, with respect to Class SD for any Distribution Date, an amount equal to the Class Initial Investor Interest prior to such Distribution Date.

“Class Investor Charged-Off Amount” shall mean, with respect to Class SD for any Distribution Date, an amount equal to the product of (a) the Charged-Off Amount for such Distribution Date and (b) the Class Percentage with respect to the Charged-Off Amount.

“Class Investor Interest” shall mean, with respect to Class SD for any Distribution Date, an amount equal to the Class Invested Amount for Class SD for such Distribution Date.

“Class Monthly Servicing Fee” with respect to Class SD for any Distribution Date, shall mean the amount of the Investor Servicing Fee for the related Due Period.

“Class Percentage” shall mean, with respect to Class SD with respect to any Distribution Date or any Trust Distribution Date, as applicable:

(a) when used with respect to the Charged-Off Amount, the percentage equivalent of a fraction the numerator of which shall be the amount of the Class Investor Interest and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust and (ii) the Aggregate Investor Interest, in each case on the first day of the related Due Period; or

(b) when used with respect to Principal Collections, the percentage equivalent of a fraction the numerator of which shall be the amount of the Class Investor Interest on the first day of the related Due Period and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust on the first day of the related Due Period and (ii) the sum of the numerators used in calculating the components of the Series Percentage with respect to Principal Collections for each Series then outstanding (including the Series established hereby) as of such Distribution Date or Trust Distribution Date, as applicable; or

(c) when used with respect to Finance Charge Collections, the percentage equivalent of a fraction the numerator of which shall be the amount of the Class Investor Interest on the first day of the related Due Period and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust on the first day of the related Due Period and (ii) the sum of the numerators used in calculating the components of the Series Percentage with respect to Finance Charge Collections for each Series then outstanding (including the Series established hereby) as of such Distribution Date or Trust Distribution Date, as applicable; or

(d) when used with respect to Interchange, the percentage equivalent of a fraction the numerator of which shall be the amount of Class Investor Interest and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust and (ii) the Aggregate Investor Interest, in each case on the first day of the related Due Period.

For purposes of this definition, the Class Investor Interest as of the first day of any Due Period in which the Series Closing Date has occurred or an increase in the Series Investor

Interest has been made pursuant to Section 31 shall include the Class Investor Interest of all Investor Certificates issued during such Due Period.

“Class Principal Collections” shall mean, with respect to Class SD with respect to any day or any Distribution Date or Trust Distribution Date, as applicable, an amount equal to the product of (x) the Class Percentage with respect to Principal Collections for the related Distribution Date and (y) the amount of Principal Collections for such day or for the related Due Period, as applicable.

“Class Required Amount” with respect to Class SD on any Distribution Date, shall mean the sum of all accrued but unpaid Class Monthly Servicing Fees.

“Class Required Amount Shortfall” with respect to Class SD on any Distribution Date, shall have the meaning set forth in Section 9.

“Class SD” shall mean each Investor Certificate issued hereunder.

“Designated Series” shall have the meaning set forth in Section 2.

“Distribution Date” shall have the meaning set forth in the Series Term Sheet.

“Dollars” or “U.S. $” or “$” shall mean the lawful currency of the United States of America.

“Group Excess Spread” shall mean, for any Distribution Date, the sum of the Series Excess Spreads for each Series (including the Series established hereby) that is a member of the same Group as the Series established hereby, in each case for such Distribution Date.

“Group Finance Charge Collections Reallocation Account” shall have the meaning specified in Section 8.

“Group Principal Collections Reallocation Account” shall have the meaning specified in Section 8.

“Investor Accounts” shall mean, in addition to Investor Accounts established pursuant to the Pooling and Servicing Agreement, the Series Collections Account, the Series Principal Collections Account, the Series Principal Funding Account, the Series Distribution Account, the Group Finance Charge Collections Reallocation Account and the Group Principal Collections Reallocation Account.

“Investor Servicing Fee” shall mean, with respect to any Distribution Date, an amount equal to the product of the Investor Servicing Fee Percentage and the Series Investor Interest on the first day of the Due Period related to such Distribution Date (or in the case of the first Distribution Date for the Series established hereby, the Series Initial Investor Interest). For purposes of this definition, the Series Investor Interest on the first day of any Due Period in which an increase in the Series Investor Interest pursuant to Section 31 has occurred shall include the Series Investor Interest of all Investor Certificates issued during such Due Period.

“Investor Servicing Fee Percentage” shall mean the percentage identified as such in the Series Term Sheet.

“Principal Distribution Amount” shall mean,

(i) with respect to any Distribution Date occurring prior to the Class Expected Final Payment Date, an amount equal to the sum of (a) the Designated SD Percentage of the sum of (x) the amount that is deposited into the Series Principal Funding Account for each other Series (other than Series 2007-CC) and (y) the amount that is deposited into the Principal Funding Account for the DiscoverSeries Notes pursuant to the Indenture Supplement, in each case for such Distribution Date and (b) the amount of the remaining Principal Distribution Amount Shortfall from the prior Distribution Date after giving effect to Section 9(b)(12) on such prior Distribution Date; and

(ii) with respect to any Distribution Date occurring on or after the Class Expected Final Payment Date, an amount equal to the Series Investor Interest.

“Principal Distribution Amount Shortfall” with respect to any Distribution Date, shall have the meaning set forth in Section 9.

“Required Daily Deposit” shall mean, if applicable, with respect to each Servicer, an amount equal to zero.

“Series 2007-CC” means the Series 2007-CC Investor Certificates issued pursuant to the Series 2007-CC Supplement to the Pooling and Servicing Agreement dated as of July 26, 2007, as the same may be amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time.

“Series 2009-CE” means the Series 2009-CE Investor Certificates issued pursuant to the Series 2009-CE Supplement to the Pooling and Servicing Agreement dated as of July 24, 2009, as the same may be amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time.

“Series Closing Date” shall mean the date designated as such in the Series Term Sheet.

“Series Collections Account” shall have the meaning specified in Section 8.

“Series Cut-Off Date” shall mean the date designated as such in the Series Term Sheet.

“Series Distribution Account” shall have the meaning specified in Section 8.

“Series Excess Spread” shall mean, for any Distribution Date, an amount equal to the sum of (a) the positive difference, if any, between (x) the sum of the Series Finance Charge Collections and Series Interchange for this Series minus (y) the sum of (i) the Investor Servicing Fee, and (ii) the product of the Series Percentage with respect to the Charged-Off Amount and the Charged-Off Amount, and (b) the Series Principal Collections for this Series, in each case for such Distribution Date, minus an amount equal to (x) the Series Principal Collections multiplied by (y) a fraction, the numerator of which is the sum of the Nominal Liquidation Amounts for each outstanding Tranche of Series 2007-CC and the denominator of which is the Aggregate Investor Interest for the Master Trust.

“Series Finance Charge Collections” shall mean, with respect to any day or any Distribution Date or Trust Distribution Date, as applicable, the amount of Class Finance Charge Collections for Class SD for such day or for the related Due Period, as applicable.

“Series Initial Investor Interest” shall mean the aggregate face amount of Investor Certificates authenticated and delivered pursuant to Section 7 and, if applicable, pursuant to Section 31, as specified in the Series Term Sheet.

“Series Interchange” shall mean, with respect to any Distribution Date or Trust Distribution Date, as applicable, the amount of Class Interchange for Class SD for the related Due Period.

“Series Invested Amount” with respect to any Distribution Date, shall mean the Class Invested Amount for Class SD of the Series established hereby on such Distribution Date.

“Series Investor Interest” with respect to any Distribution Date, shall mean the Class Investor Interest for Class SD of the Series established hereby on such Distribution Date.

“Series Minimum Principal Receivables Balance” shall mean, with respect to the Series established hereby, on any date of determination, the Series Investor Interest on such date of determination, divided by 0.93; provided, however, that Discover Bank on behalf of the Holder of the Seller Certificate may, upon 30 days’ prior notice to the Trustee and the Rating Agencies, reduce the Series Minimum Principal Receivables Balance by increasing the divisors set forth above, subject to the condition that Discover Bank on behalf of the Holder of the Seller Certificate shall have been notified by the Rating Agencies that such reduction would not result in the lowering or withdrawal of the rating of any Class of any Series then outstanding, and provided, further, that the divisors set forth above may not be increased to more than 0.98.

“Series Percentage” shall mean, with respect to any specified category, with respect to any Distribution Date or Trust Distribution Date, as applicable, the Class Percentage with respect to such category for this Series on such Distribution Date or Trust Distribution Date, as applicable.

“Series Principal Collections” shall mean, with respect to any day or any Distribution Date or Trust Distribution Date, as applicable, the amount of Class Principal Collections for Class SD for such day or for the related Due Period, as applicable.

“Series Principal Collections Account” shall have the meaning specified in Section 8.

“Series Principal Funding Account” shall mean the Series Principal Funding Account established pursuant to Section 8. Amounts “on deposit in” the Series Principal Funding Account shall be deemed to be on deposit for the benefit of the Series SD Certificateholders. Amounts “on deposit in” the Series Principal Funding Account shall be deemed to include amounts invested in Permitted Investments pursuant to Section 8 unless the context clearly requires otherwise.

“Series Required Principal Amount” shall mean, for this Series, with respect to any Distribution Date, zero.

“Series Term Sheet” shall mean the Series Term Sheet setting forth the terms of the Series of Investor Certificates issued hereby, to which this Annex is attached.

“Series Termination Date” shall mean the date designated as such in the Series Term Sheet.

“United States” or “U.S.” shall mean the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

SECTION 2. Subordination. The Holders of each Series SD Certificate, by their acceptance of such Investor Certificate, hereby subordinate, for the benefit of the Holders of the Investor Certificates of each Designated Series set forth on Schedule I hereto (the “Designated Series”), to the extent and in the manner set forth in Section 9(b) hereof, all of such Investor Certificateholder’s right, title and interest in and to future distributions due on such Holder’s Investor Certificates.

SECTION 3. Representations and Warranties of the Sellers. The representations and warranties of the Sellers contained in Section 2.04 of the Pooling and Servicing Agreement and the corresponding sections of any Assignment are true on and as of the date hereof and/or the date set forth in the Pooling and Servicing Agreement, as applicable. Each Seller also represents and warrants to the Trust as of the date hereof that:

(a) The execution, delivery and performance of this Series Supplement by such Seller have been duly authorized by all necessary corporate action, do not require any approval or consent of any governmental agency or authority, do not and will not conflict with any material provision of the Certificate of Incorporation or By-Laws of such Seller, do not and will not conflict with, or result in a breach which would constitute a material default under, any agreement for borrowed money binding upon or applicable to it or such of its property which is material to it, or, to the best of such Seller’s knowledge, any law or governmental regulation or court decree applicable to it or such material property, and this Series Supplement is the valid, binding and enforceable obligation of such Seller, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.

(b) The Pooling and Servicing Agreement creates a valid and enforceable security interest (as defined in the applicable UCC) which security interest is prior to all other Liens and is enforceable as such against creditors of and purchasers from Seller, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.

(c) The Receivables constitute “accounts” within the meaning of Article 9 of the applicable UCC.

(d) Each Seller has caused or will have caused, within ten days of the date of this Series Supplement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest (as defined in the applicable UCC) in the Receivables conveyed to the Trustee under the Pooling and Servicing Agreement.

(e) Other than the sale, transfer, assignment and conveyance of the Receivables to the Trust and the grant of a security interest therein pursuant to the Pooling and Servicing Agreement, the Seller has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Receivables.

(f) The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables, other than any financing statement (i) relating to the interest of the Trust in the Receivables under the Pooling and Servicing Agreement or (ii) that has been terminated.

(g) The Seller is not aware of any judgment or tax lien filings against it.

The representations and warranties set forth in this Section 3 shall survive the transfer and assignment to the Trust of the Receivables transferred to the Trust by the Sellers. None of (i) compliance with the representations and warranties set forth in this Section 3, (ii) compliance with the representations and warranties set forth in Sections 2.04(d) and (e) of the Pooling and Servicing Agreement or (iii) compliance with the provisions of Section 13.02 of the Pooling and Servicing Agreement can be waived by the Trustee without the prior written consent of Standard & Poor’s.

SECTION 4. Representations and Warranties of Discover Bank as Master Servicer and Servicer. The representations and warranties of Discover Bank as the Master Servicer and as a Servicer contained in Section 3.04 of the Pooling and Servicing Agreement are true on and as of the date hereof. Discover Bank as Master Servicer and Servicer also represents and warrants to the Trust as of the date hereof that the execution, delivery and performance of this Series Supplement by Discover Bank have been duly authorized by all necessary corporate action, do not require any approval or consent of any governmental agency or authority, do not and will not conflict with any material provision of the Certificate of Incorporation or By-Laws of Discover Bank, do not and will not conflict with, or result in a breach which would constitute a material default under, any agreement for borrowed money binding upon or applicable to it or such of its property which is material to it, or, to the best of Discover Bank’s knowledge, any law or governmental regulation or court decree applicable to it or such material property, and this Series Supplement is the valid, binding and enforceable obligation of Discover Bank, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.

SECTION 5. Representations and Warranties of Other Servicers. The representations and warranties of each Servicer (other than Discover Bank), if any, contained in Section 3.05 of the Pooling and Servicing Agreement are true and correct on and as of the date hereof. Each such Servicer also represents and warrants to the Trust as of the date hereof that the execution, delivery and performance of this Series Supplement by such Servicer have been duly authorized by all necessary corporate action, do not require any approval or consent of any governmental agency or authority, do not and will not conflict with any material provision of the Certificate of Incorporation or By-Laws of such Servicer, do not and will not conflict with, or result in a breach which would constitute a material default under, any agreement for borrowed money binding upon or applicable to it or such of its property which is material to it, or, to the best of such Servicer’s knowledge, any law or governmental regulation or court decree applicable to it or such material property, and this Series Supplement is the valid, binding and enforceable obligation of such Servicer, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.

SECTION 6. Representations and Warranties of the Trustee. The representations and warranties of the Trustee contained in Section 11.16 of the Pooling and Servicing Agreement are true on and as of the date hereof. The Trustee also represents and warrants as of the date hereof that the Trustee has full power, authority and right to execute, deliver and perform this Series Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Series Supplement, and this Series Supplement has been duly executed and delivered by the Trustee.

SECTION 7. Authentication of Certificates. Pursuant to the request of the Sellers, the Trustee shall cause Investor Certificates in authorized denominations evidencing the Series established hereby to be duly authenticated and delivered as of the Series Closing Date to or upon the order of the Sellers pursuant to Section 6.06 of the Pooling and Servicing Agreement.

SECTION 8. Establishment and Administration of Investor Accounts.

(a) The Series Distribution Account, Series Collections Account and Series Principal Collections Account. The Trustee, for the benefit of the Certificateholders, shall cause to be established and maintained in the name of the Trust, with the corporate trust department of an office or branch of either the Trustee or a Qualified Institution, three non-interest bearing segregated trust accounts (the “Series Distribution Account”; for Collections, the “Series Collections Account”; and for Series Principal Collections and certain other amounts deposited therein pursuant to Section 9, the “Series Principal Collections Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The Trust shall possess all right, title and interest in all funds on deposit in the Series Distribution Account, the Series Collections Account and the Series Principal Collections Account; provided, however, that all interest and earnings (less investment expenses) on funds on deposit in any such account shall be paid to the Holder of the Seller Certificate in accordance with Section 4.02(c) of the Pooling and Servicing Agreement. Pursuant to authority granted to it pursuant to Section 3.01(b) of the Pooling and Servicing Agreement, the Master Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Series

Distribution Account, the Series Collections Account and the Series Principal Collections Account for the purpose of carrying out the duties of the Master Servicer hereunder. The Master Servicer at all times shall maintain accurate records reflecting each transaction in the Series Distribution Account, the Series Collections Account and the Series Principal Collections Account. The Paying Agent also shall have the revocable authority to make withdrawals from the Series Distribution Account.

(b) Reallocation Accounts. The Trustee, for the benefit of the Certificateholders, shall cause to be established and maintained in the name of the Trust, with the corporate trust department of an office or branch of either the Trustee or a Qualified Institution, two non-interest bearing segregated trust accounts for the Group of which the Series established hereby is a member (for reallocated Series Finance Charge Collections and Class Investment Income, the “Group Finance Charge Collections Reallocation Account” and for reallocated Series Principal Collections and other amounts deposited into the Series Principal Collections Account pursuant to Section 9, the “Group Principal Collections Reallocation Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The Trust shall possess all right, title and interest in all funds on deposit from time to time in the Group Finance Charge Collections Reallocation Account and the Group Principal Collections Reallocation Account in all proceeds thereof. Pursuant to authority granted to it pursuant to Section 3.01(b) of the Pooling and Servicing Agreement, the Master Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Group Finance Charge Collections Reallocation Account and the Group Principal Collections Reallocation Account for the purpose of carrying out the duties of the Master Servicer hereunder. The Master Servicer at all times shall maintain accurate records reflecting each transaction in the Group Finance Charge Collections Reallocation Account and the Group Principal Collections Reallocation Account.

(c) The Series Principal Funding Account. The Trustee, for the benefit of the Certificateholders, shall establish and maintain or cause to be established and maintained in the name of the Trust, with the corporate trust department of an office or branch of either the Trustee or a Qualified Institution, a non-interest bearing segregated trust account (for principal to be paid to Investor Certificateholders of this Series, the “Series Principal Funding Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The Trust shall possess all right, title and interest in all funds on deposit from time to time in the Series Principal Funding Account and in all proceeds thereof. The Series Principal Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. Pursuant to authority granted to it pursuant to Section 3.01(b) of the Pooling and Servicing Agreement, the Master Servicer shall have the revocable power to withdraw funds from the Series Principal Funding Account for the purpose of carrying out the duties of the Master Servicer hereunder. The Master Servicer at all times shall maintain accurate records reflecting each transaction in the Series Principal Funding Account. The Paying Agent also shall have the revocable authority to make withdrawals from the Series Principal Funding Account.

Funds on deposit in the Series Principal Funding Account shall be invested in Permitted Investments by the Trustee (or, at the direction of the Trustee, by the Master Servicer on behalf of the Trustee) at the direction of Discover Bank on behalf of the Holder of the Seller Certificate, as set forth below. Any Permitted Investment with a stated maturity shall mature on or prior to the following Distribution Date. The Master Servicer shall notify the Trustee of the amount of Certificate Principal to be deposited into the Series Principal Funding Account on each Distribution Date, and Discover Bank on behalf of the Holder of the Seller Certificate, if it determines funds are available for investment, shall direct the Trustee in writing to invest the funds that will be on deposit in the Series Principal Funding Account on such Distribution Date (including any funds previously invested in Permitted Investments that will be available for reinvestment on such Distribution Date) in Permitted Investments. Discover Bank’s notice to the Trustee shall specifically identify each such Permitted Investment (including its principal amount and maturity). In addition, Discover Bank on behalf of the Holder of the Seller Certificate shall from time to time, if it determines funds are available for reinvestment, provide written notice to the Trustee directing the Trustee to reinvest funds representing principal, interest or other investment income received by it with respect to such Permitted Investments (whether upon maturity or otherwise) in additional Permitted Investments. In the event that Discover Bank on behalf of the Holder of the Seller Certificate fails to direct the Trustee to invest or reinvest any funds that are deposited in the Series Principal Funding Account or that are received by it with respect to Permitted Investments by 2:00 p.m. on the date such funds are available for investment, the Trustee shall use reasonable efforts to invest such funds overnight in securities represented by instruments in bearer or registered form which evidence obligations issued or fully guaranteed, as to timely payment, by the United States of America or any instrumentality or agency thereof when such obligations are backed by the full faith and credit of the United States of America until such time as the Trustee receives the required notice from Discover Bank; provided, however, that the Trustee shall have no liability for the failure to invest such funds if the Trustee has employed reasonable efforts to make such investment.

(d) Transfer of Investor Accounts. If at any time any of the Investor Accounts established in Sections 8(a) through 8(c) is not being held by the Trustee and the institution holding such Investor Account ceases to be a Qualified Institution, the Master Servicer shall within 10 Business Days establish a new Investor Account (meeting any conditions specified in this Series Supplement with respect to such Investor Account) with a Qualified Institution and transfer any cash and/or any investments to such new Investor Account.

SECTION 9. Allocations of Collections.

(a) Deposits to Series Collections Account. On or before each Distribution Date, the Master Servicer shall direct the Trustee in writing to withdraw from the Group Collections Account and deposit into the Series Collections Account an amount equal to the sum of the Series Finance Charge Collections, the Series Principal Collections and the Series Interchange for the related Due Period.

(b) Allocations. The Master Servicer shall, on or before each Distribution Date, direct the Trustee in writing that funds be paid or deposited in the following amounts, to the extent such funds are available and in the order of priority specified, to the account or Person indicated, in each case as set forth below.

(1) An amount equal to the lesser of

(x)	the Class Required Amount, and

(y)	the sum of (i) the Series Finance Charge Collections and (ii) the Series Interchange for this Series shall be withdrawn from the Series Collection Account for this Series and deposited into the Series Distribution Account for this Series. The amount by which the Class Required Amount exceeds the amount of such deposit shall be the “Class Required Amount Shortfall.”

(2) An amount equal to the lesser of

(x)	the Class Investor Charged-Off Amount, and

(y)	the sum of (i) the Series Finance Charge Collections and (ii) the Series Interchange for this Series, remaining after clause (1) above shall be withdrawn from the Series Collection Account for this Series and deposited into the Series Principal Collections Account for this Series. The Class Investor Charged-Off Amount shall be reduced by the amount of such deposit.

(3) An amount equal to the sum of (i) the Series Finance Charge Collections and (ii) the Series Interchange for this Series, remaining after clause (2) above shall be withdrawn from the Series Collections Account and deposited into the Group Finance Charge Collections Reallocation Account.

(4) An amount equal to the Series Principal Collections for this Series shall be deposited into the Group Finance Charge Collections Reallocation Account; provided, however, that such amount shall only be so deposited to the extent necessary for application to cover shortfalls for other Series issued by the Trust in accordance with the Series Supplements to the Pooling and Servicing Agreement for such other Series. In determining the amount necessary to cover such shortfalls, all amounts available under the Series 2007-CC Supplement pursuant to clause (56) of Section 3.01 of the related Indenture Supplement shall be deemed to have been applied to cover such shortfalls prior to any determination under this clause (4).

(5) All allocations set forth in other Series Supplements with respect to the Class A Required Amount, the Class A Cumulative Investor Charged-Off Amount, the Class B Required Amount, the Class B Cumulative Investor Charged-Off Amount, the Available Class A Credit Enhancement Amount, the Available Class B Credit Enhancement Amount or the Class Cumulative Investor Charged-Off Amount for Series 2009-CE, in each case as applicable and as each such term is defined in the relevant Series Supplement, shall be made from funds on deposit in the Group Finance Charge Collections Reallocation Account in accordance with such Series Supplements.

(6) If the Class Required Amount Shortfall is greater than zero after giving effect to clause (1), an amount equal to the lesser of

(x)	The Class Required Amount Shortfall and

(y)	the amount remaining on deposit in the Group Finance Charge Collections Reallocation Account after giving effect to clause (5) above will be withdrawn from the Group Finance Charge Collections Reallocation Account and deposited in the Series Distribution Account.

(7) If the Class Investor Charged-Off Amount is greater than zero after giving effect to clause (2), an amount equal to the lesser of

(x)	The Class Investor Charged-Off Amount and

(y)	the amount remaining on deposit in the Group Finance Charge Collections Reallocation Account after giving effect to clause (6) above will be withdrawn from the Group Finance Charge Collections Reallocation Account and deposited in the Series Principal Collections Account.

(8) Amounts remaining on deposit in the Group Finance Charge Collections Reallocation Account after giving effect to the allocations in clause (7) above shall, for so long as any Series other than this Series, Series 2007-CC or Series 2009-CE is outstanding, be withdrawn from the Group Finance Charge Collections Reallocation Account and paid to the Trustee as administrator of the Credit Enhancement for application in accordance with the provisions of the Credit Enhancement Agreements of the other applicable Series (as defined in the applicable Series Supplements for such other Series) or, if no Series other than this Series, Series 2007-CC and Series 2009-CE is outstanding, be withdrawn from the Group Finance Charge Collections Reallocation Account and paid to the Holder of the Seller Certificate. For purposes of calculating the amount to be withdrawn from the Group Finance Charge Collections Reallocation Account and paid to the Trustee as administrator of the Credit Enhancement for application in accordance with the Credit Enhancement Agreements of the other applicable Series, the Series Investor Interest of the Series established hereby shall be treated as zero.

(9) Any amounts remaining on deposit in the Series Collections Account for this Series shall be withdrawn from the Series Collections Account and deposited into the Series Principal Collections Account.

(10) On each Distribution Date, an amount equal to the lesser of

(x)	the Principal Distribution Amount and

(y)	the amount on deposit in the Series Principal Collections Account shall be withdrawn from the Series Principal Collections Account and deposited into the Series Principal Funding Account. The amount by which the Principal Distribution Amount exceeds the amount of such deposit shall be the “Principal Distribution Amount Shortfall.”

(11) Any amounts remaining on deposit in the Series Principal Collections Account shall be withdrawn from the Series Principal Collections Account and be deposited into the Group Principal Collections Reallocation Account.

(12) On each Distribution Date, an amount equal to the lesser of

(x)	the Principal Distribution Amount Shortfall, and

(y)	the amount on deposit in the Group Principal Collections Reallocation Account after all amounts to be withdrawn pursuant to the provisions of each other Series Supplement, other than amounts to be deposited in the Collections Account, have been withdrawn shall be withdrawn from the Group Principal Collections Reallocation Account and deposited into the Series Principal Funding Account. The Principal Distribution Amount Shortfall shall be reduced by the amount of such deposit.

(13) After all allocations from the Group Principal Collections Reallocation Account to be made pursuant to any other Series Supplement for any Series that is a member of the same Group of which the Series established hereby is a member have been made, the amount remaining on deposit in the Group Principal Collections Reallocation Account shall be withdrawn from the Group Principal Collections Reallocation Account and deposited into the Collections Account.

(14) After all other allocations have been provided for with respect to each Series then outstanding (whether or not such Series is a member of the same Group as the Series established hereby), the lesser of

(x)	the amount of the Seller Interest and

(y)	the amount on deposit in the Collections Account

shall be paid to the Holder of the Seller Certificate. If, after such payment, any amounts remain on deposit in the Collections Account, such amounts shall remain in the Collections Account for allocation as Principal Collections on the next Trust Distribution Date.

SECTION 10. Payments.

(1) On each Distribution Date, after giving effect to payments made pursuant to Section 9, an amount equal to the lesser of:

(x)	the sum of the Class Monthly Servicing Fee for such Distribution Date and all accrued but unpaid Class Monthly Servicing Fees from prior months and

(y)	the amount deposited into the Series Distribution Account with respect to Class SD on such Distribution Date pursuant to Section 9 shall be withdrawn from the Series Distribution Account and paid to the Master Servicer.

(2) On each Distribution Date, after giving effect to payments made pursuant to Section 9, an amount equal to the lesser of:

(x)	the Principal Distribution Amount, and

(y)	the amount deposited into the Series Principal Funding Account on such Distribution Date pursuant to Section 9 shall be withdrawn from the Series Principal Funding Account. The Master Servicer shall cause the Paying Agent to pay such amount to the Investor Certificateholders of the Series SD Certificates in accordance with Section 5.01 of the Pooling and Servicing Agreement. Except as set forth in the following sentence, all such amounts shall be paid to or with respect to the Investor Certificateholders of Class SD until the Class Invested Amount is reduced to zero. In no event shall any amounts be paid with respect to the Class SD Investor Certificates pursuant to this Section 10 in excess of the Class Invested Amount for Class SD. Any amounts remaining on deposit in the Series Principal Funding Account after the Class Invested Amount for Class SD has been reduced to zero shall be paid to the Holder of the Seller Certificate.

SECTION 11. [RESERVED]

SECTION 12. [RESERVED]

SECTION 13. [RESERVED]

SECTION 14. Servicing Compensation. As compensation for its servicing activities hereunder and under the Pooling and Servicing Agreement and reimbursement of its expenses as set forth in Section 3.03 of the Pooling and Servicing Agreement, the Master Servicer shall be entitled to receive the Class Monthly Servicing Fees with respect to the Series established hereby in respect of any Due Period (or portion thereof) prior to the earlier of the date on which the Series Investor Interest is reduced to zero and the Series Termination Date. The Class Monthly Servicing Fees shall be paid to the Master Servicer on behalf of Class SD on each Distribution Date pursuant to Section 10.

SECTION 15. [RESERVED].

SECTION 16. [RESERVED].

SECTION 17. Investor Certificateholders’ Monthly Statement. On each Statement Date, a statement substantially in the form of Exhibit B and prepared by the Trustee (based on information provided by the Master Servicer) setting forth the information listed thereon shall be available from the Trustee and each Paying Agent.

SECTION 18. Master Servicer’s Monthly Certificate. On or before the second Business Day preceding each Statement Date, the Master Servicer shall forward to Discover Bank on behalf of the Holder of the Seller Certificate, the Trustee and each Paying Agent a certificate of a Servicing Officer substantially in the form of Exhibit C setting forth the information listed thereon.

SECTION 19. [RESERVED].

SECTION 20. [RESERVED].

SECTION 21. [RESERVED].

SECTION 22. Purchase of Investor Certificates and Series Termination.

(a) If as of any Distribution Date (after giving effect to any payments calculated pursuant to Section 9 made on such Distribution Date) the Series Investor Interest of the Series established hereby is less than or equal to 5% of the Series Initial Investor Interest and no Investor Certificates of any other Series remains outstanding, Discover Bank on behalf of the Holder of the Seller Certificate may purchase and cancel the Investor Certificates of the Series established hereby by depositing into the Series Distribution Account, on the immediately succeeding Distribution Date, an amount equal to the Series Investor Interest as of the last day of the Due Period related to such immediately succeeding Distribution Date. The Master Servicer shall direct the Trustee in writing to withdraw the amount allocable to Class SD from the Series Distribution Account and pay such amount to the Investor Certificateholders of such Class pursuant to Section 12.02 of the Pooling and Servicing Agreement. All Investor Certificates of the Series established hereby that are purchased by Discover Bank on behalf of the Holder of the Seller Certificate pursuant to this Section 22(a) shall be delivered by Discover Bank on behalf of the Holder of the Seller Certificate upon such purchase to, and be cancelled by, the Transfer Agent and be disposed of in a manner satisfactory to the Trustee and Discover Bank on behalf of the Holder of the Seller Certificate.

(b) Notwithstanding Section 12.02 of the Pooling and Servicing Agreement, if on the Series Termination Date Investor Certificates for Class SD remain outstanding, an amount equal to the product of (A) the aggregate amount of Receivables remaining in the Trust and (B) a fraction, the numerator of which is the Series Investor Interest of this Series and the denominator of which is the Aggregate Investor Interest, in each case, as of the Distribution Date occurring in the month immediately preceding the month in which such Series Termination Date occurs, shall be distributed pro rata to the holders of the Investor Certificates for Class SD.

SECTION 23. [RESERVED].

SECTION 24. [RESERVED].

SECTION 25. Ratification of Pooling and Servicing Agreement. As supplemented and amended by this Series Supplement, the Pooling and Servicing Agreement is in all respects ratified and confirmed and the Pooling and Servicing Agreement as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.

SECTION 26. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 27. Governing Law. This Series Supplement and all disputes arising out of or relating to it shall be construed in accordance with the internal laws of the State of New York, without reference to its conflict of law provisions that would result in the application of the law of any state other than New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 28. Intention of Parties. The parties intend the sale, transfer, assignment or conveyance of Receivables, Interchange and all proceeds thereof in connection herewith to be a sale of financial assets in connection with a securitization and an absolute transfer for all purposes (other than for federal, state and local income and franchise tax purposes). The parties intend the sale, transfer, assignment or conveyance of Receivables in connection herewith to be treated as a sale for accounting purposes.

SECTION 29. Amendment for Sale Accounting Purposes. If any Seller determines that an amendment to this Agreement or the Pooling and Servicing Agreement is necessary or desirable for such Seller to maintain or establish the legal isolation of the Receivables from the insolvency estate of such Seller and such Seller cannot enter into such amendment pursuant to Section 13.01 of the Pooling and Servicing Agreement without obtaining the consent of a specified percentage of Investor Certificateholders, then the Master Servicer, the Sellers, the Trustee and the Servicers may nonetheless enter into such amendment without obtaining the consent of any Certificateholder of any Investor Certificates of this Series.

Any such amendment may include, without limitation, any changes necessary to convert the Trust from a “one-tier” securitization structure to a “two-tier” securitization structure. Notwithstanding the foregoing, any Investor Certificateholder that acquires an Investor Certificate of this Series will be deemed to have consented to any such amendment for all purposes, including for purposes of calculating whether the requisite consent percentage, if any, under Section 13.01 of the Pooling and Servicing Agreement has been received for any amendment that requires such consent because of the lack of provisions comparable to this Section 29 in the Series Supplements for other Series then outstanding (except that Investor Certificates beneficially owned by any Seller or any affiliate or agent of any Seller will not be included in any such calculation).

SECTION 30. Election Under Delaware Asset-Backed Securities Facilitation Act. Without limiting any other provisions of the Pooling and Servicing Agreement or this Series Supplement, the parties hereto agree that (a) the transactions contemplated hereby constitute a “securitization transaction” and (b) to the fullest extent permitted under applicable law, including without limitation, the Asset-Backed Securities Facilitation Act Delaware Code Ann. Tit. 6, § 2703A et seq: (1) all right, title and interest to the Receivables, whether now existing or hereafter acquired, all monies due or to become due with respect thereto, all proceeds of such Receivables and all Interchange (the “Transferred Assets”), which have been transferred to the Trust in connection with the securitization transactions contemplated herein, shall be deemed to no longer be the property, assets or rights of the Seller; (2) the Seller, its creditors or, in any insolvency proceeding with respect to the Seller or the Seller’s property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, shall have no rights, legal or equitable, whatsoever to reacquire, reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Seller any of the Transferred Assets; and (3) in the event of a bankruptcy, receivership or other insolvency proceeding with respect to the Seller or the Seller’s property, such Transferred Assets shall not be deemed to be part of the Seller’s property, assets, rights or estate.

SECTION 31. Increases in Series Investor Interest. On the last day of each Due Period during which a New Issuance of a Series occurs or the Seller by direction to the Trustee causes the Series Investor Interest of any outstanding Series to increase in accordance with the Series Supplement for such Series, to and including to the last day of the Due Period relating to the Class Expected Final Payment Date, the Series Investor Interest of this Series shall automatically increase by an amount equal to the product of (x) the Designated SD Percentage and (y) the Series Investor Interest for such New Issuance or the amount of the increase of the Series Investor Interest for such Series, as applicable.

SECTION 32. Increases in Designated SD Percentage. The Master Servicer may increase the Designated SD Percentage from time to time if the following conditions have been satisfied:

(1) The Class SD Investor Certificateholder has requested in writing that the Designated SD Percentage be increased and has agreed to purchase the incremental Series Investor Interest that would result therefrom; and

(2) Discover Bank on behalf of the Holder of the Seller Certificate shall not be required to designate Additional Accounts or convey Participation Interests to the Trust pursuant to Section 2.10(a) of the Pooling and Servicing Agreement as a result of the increase in Series Investor Interest.

SECTION 33. Delay of the Class Expected Final Payment Date or Series Termination Date. The Master Servicer may from time to time elect to delay either the Class Expected Final Payment Date or the Series Termination Date, subject to the conditions set forth in this Section 33. The Sellers may make such election only if the Trustee and the Rating Agencies shall have been notified of such delay in writing, at least 5 business days in advance of the scheduled Class Expected Final Payment Date or the Series Termination Date, as applicable, which notice shall set forth the new Class Expected Final Payment Date or Series Termination Date, as applicable.

EXHIBIT A

FORM OF SERIES SD CERTIFICATE

[FORM OF THE FACE OF THE SERIES SD CERTIFICATES]

NO.	$

CUSIP NO.

DISCOVER CARD MASTER TRUST I, SERIES 2009-SD

SERIES 2009-SD CREDIT CARD PASS-THROUGH CERTIFICATE

DISCOVER BANK

MASTER SERVICER, SERVICER AND SELLER

THIS SERIES 2009-SD CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE DESIGNATED SERIES CERTIFICATES (SET FORTH IN SCHEDULE I UNDER THE SERIES 2009-SD SERIES SUPPLEMENT) (THE “DESIGNATED SERIES”) AND TO THE RIGHTS OF THE MASTER SERVICER AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT AND SERIES SUPPLEMENT REFERRED TO HEREIN.

(NOT AN INTEREST IN OR OBLIGATION OF DISCOVER BANK AND NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.)

THIS INVESTOR CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF ANY EMPLOYEE BENEFIT PLAN (AS DEFINED BELOW).

THIS SERIES 2009-SD CERTIFICATE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SERIES 2009-SD CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SERIES 2009-SD CERTIFICATE IS HEREBY NOTIFIED THAT THE SELLER OF THIS SERIES 2009-SD CERTIFICATE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A. THE HOLDER OF THIS SERIES 2009-SD CERTIFICATE AGREES FOR THE BENEFIT OF DISCOVER BANK AND DISCOVER CARD MASTER TRUST I THAT (A) THIS SERIES 2009-SD CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO DISCOVER BANK OR ITS AFFILIATES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, PROVIDED, THAT IMMEDIATELY AFTER SUCH RESALE, PLEDGE OR TRANSFER, THE SERIES 2009-SD CERTIFICATE WILL NOT BE

CONSIDERED ISSUED AND OUTSTANDING FOR UNITED STATES FEDERAL AND STATE INCOME TAX PURPOSES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER FROM IT OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

This certifies that                      (the “Series 2009-SD Certificateholder”) is the registered owner of a Fractional Undivided Interest in the Discover Card Master Trust I (the “Trust”), the corpus of which consists of a portfolio of receivables (the “Receivables”) existing as of the Cut-Off Date (or, with respect to Receivables in Additional Accounts, as of the applicable Additional Account Cut-Off Date) or thereafter created under certain open end credit card accounts for specified Persons (the “Accounts”) originated by Discover Bank, a Delaware banking corporation (“Discover Bank”), or an affiliate of Discover Bank, and transferred to the Trust by Discover Bank or one or more Additional Sellers, all monies due or to become due with respect thereto, all proceeds (as defined in Section 9-102(a)(64) of the Uniform Commercial Code as in effect in the Applicable State or any successor provision thereto) of such Receivables and interchange pursuant to an Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004, as amended, by and between U.S. Bank National Association as Trustee (the “Trustee”) and Discover Bank as Master Servicer, Servicer and Seller (the “Pooling and Servicing Agreement”), a summary of certain of the pertinent provisions of which is set forth herein below, and benefits under any Credit Enhancement with respect to any Series of investor certificates issued from time to time pursuant to the Pooling and Servicing Agreement, to the extent applicable. Reference is hereby made to the further provisions of this Series 2009-SD Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as if set forth at this place.

This Series 2009-SD Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or any amendment thereto, or the Series Supplement, dated as of September 23, 2009 (the “Series Supplement”), by and between the Trustee and Discover Bank or any amendment thereto, or become vested or obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, Discover Bank has caused this Series 2009-SD Certificate to be duly executed and authenticated.

DISCOVER BANK

By:

[FORM OF THE REVERSE OF THE SERIES 2009-SD CERTIFICATES]

To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement or the Series Supplement. This Series 2009-SD Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement and the Series Supplement, to which Pooling and Servicing Agreement and Series Supplement, as each may be amended from time to time, the Series 2009-SD Certificateholder by virtue of the acceptance hereof assents and by which the Series 2009-SD Certificateholder is bound.

This Series 2009-SD Certificate is one of a series of Certificates entitled “Discover Card Master Trust I, Series 2009-SD Credit Card Pass-Through Certificates” (the “Series 2009-SD Certificates”), each of which represents a Fractional Undivided Interest in the Trust including the right to receive the Collections and other amounts at the times and in the amounts specified in the Pooling and Servicing Agreement and the Series Supplement to be deposited in the Investor Accounts with respect to Discover Card Master Trust I, Series 2009-SD, or paid to the Series 2009-SD Certificateholders. The Series 2009-SD Certificates are collectively referred to herein as the Investor Certificates.

The aggregate interest represented by the Series 2009-SD Certificates at any time in the assets of the Trust shall not exceed an amount equal to the Class Investor Interest at such time. The Class Initial Investor Interest of the Series 2009-SD Certificates is $537,237,508; plus the face amount of any Series 2009-SD Certificates issued in an increase of the Series Investor Interest pursuant to Section 31 of the Series Supplement. The Class Invested Amount on any Distribution Date will be an amount equal to the Class Initial Investor Interest minus the aggregate amount of payments of Certificate Principal paid to the Series 2009-SD Certificateholders prior to such Distribution Date. In addition to the Series 2009-SD Certificates, a Seller Certificate has been issued pursuant to the Pooling and Servicing Agreement which represents, at any time, the undivided interest in the Trust not represented by the Series 2009-SD Certificates or the investor certificates of any other Series of investor certificates then outstanding. Subject to the terms and conditions of the Pooling and Servicing Agreement, the Sellers may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of investor certificates, which will represent Fractional Undivided Interests in the Trust.

Principal on the Series 2009-SD Certificates is scheduled to be paid in installments on each Distribution Date on which funds are deposited into the Series Principal Funding Account for any other Series (other than Series 2007-CC) into the Principal Funding Account for the DiscoverSeries Notes pursuant to the Indenture Supplement, in each case in an amount equal to the Designated SD Percentage of such deposits. This amount will be distributed to the Series 2009-SD Certificateholders, subject to the availability of funds pursuant to Section 9(b) of the Series Supplement. Remaining principal is scheduled to be paid in a single installment on the Distribution Date related to the December 2011 Due Period (the “Class Expected Final Payment Date”). In any event, the final payment of principal will be made no later than the Business Day following the Distribution Date in July 2014 (the “Series Termination Date”). The Class Expected Final Payment Date and the Series Termination Date may be delayed pursuant to Section 33 of the Series Supplement.

Distributions with respect to this Series 2009-SD Certificate will be made by the Paying Agent by wire transfer in immediately available funds to the account designated by the Series 2009-SD Certificateholder of record appearing in the Certificate Register (except for the final distribution in respect of this Series 2009-SD Certificate) without the presentation or surrender of this Series 2009-SD Certificate or the making of any notation thereon.

This Series 2009-SD Certificate does not represent an obligation of, or an interest in, the Master Servicer. This Series 2009-SD Certificate is limited in right of payment to certain Collections respecting the Receivables and certain other assets of the Trust, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement and the Series Supplement.

The Pooling and Servicing Agreement permits, with certain exceptions, the amendment and modification of the rights and obligations of the Master Servicer, and the rights of Investor Certificateholders under the Pooling and Servicing Agreement and Series Supplement, at any time by the Master Servicer, the Sellers and the Trustee in certain cases (some of which require confirmation from the Rating Agencies that such amendment will not result in the downgrading or withdrawal of the rating assigned to the Investor Certificates) without the consent of the Investor Certificateholders, and in all other cases with the consent of the Investor Certificateholders owning Fractional Undivided Interests aggregating not less than 66- 2/3% of the Class Invested Amount of each such affected Class (and with confirmation from the Rating Agencies that such amendment will not result in the downgrading or withdrawal of the rating assigned to the Investor Certificates); provided, however, that no such amendment shall (a) have a material adverse effect on any Series 2009-SD of Investor Certificateholders by reducing in any manner the amount of, or delaying the timing of, distributions which are required to be made on any Investor Certificate without the consent of the affected Investor Certificateholders or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Investor Certificateholder of each affected Class then of record; provided, further, that the permitted activities of the Trust may be significantly changed only with the consent of the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Aggregate Invested Amount; provided, further, that the Series Supplement may not be amended or modified without the consent of Investor Certificateholders evidencing at least 66 2/3 % of the Class Invested Amount, except pursuant to Section 29 of the Series Supplement. Any such amendment and any such consent by the Series 2009-SD Certificateholder, including the deemed consent described in the following sentence, shall be conclusive and binding on such Series 2009-SD Certificateholder and upon all future Holders of this Series 2009-SD Certificate and of any Series 2009-SD Certificate issued in exchange hereof or in lieu hereof whether or not notation thereof is made upon this Series 2009-SD Certificate. The Series 2009-SD Certificateholder, by acceptance of this Series 2009-SD Certificate, will be deemed to have consented for all purposes to any amendment that any Seller determines is necessary or desirable for such Seller to maintain or establish the legal isolation of the Receivables from the insolvency estate of Discover Bank.

The transfer of this Series 2009-SD Certificate shall be registered in the Certificate Register upon surrender of this Series 2009-SD Certificate for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Series 2009-SD Certificateholder or such Series 2009-SD Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Series 2009-SD Certificates of authorized denominations and for the same aggregate Fractional Undivided Interest will be issued to the designated transferee or transferees.

The transfer of this Investor Certificate is subject to certain restrictions set forth in the Pooling and Servicing Agreement and the Series Supplement. In no event shall this Investor Certificate, or any interest therein, be transferred to an employee benefit plan, trust or account subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), and not excepted under Section 4975(g). Any Holder of this Investor Certificate, by its acceptance hereof, shall be deemed to represent and warrant that it is not (i) an employee benefit plan (as defined in Section 3(3) of ERISA), that is subject to Title I of ERISA, (ii) a plan described in Section 4975(e)(l) of the Code, and not excepted under Section 4975(g), or (iii) an entity using assets to purchase such Certificates which constitute plan assets by reason of a plan’s investment in such Holder.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Series 2009-SD Certificates are exchangeable for new Series 2009-SD Certificates evidencing like aggregate Fractional Undivided Interests, as requested by the Series 2009-SD Certificateholder surrendering such Series 2009-SD Certificates. No service charge may be imposed for any such exchange but the Master Servicer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Master Servicer, the Trustee, the Paying Agent and the Transfer Agent, and any agent of any of them, may treat the person in whose name this Series 2009-SD Certificate is registered as the owner hereof for all purposes, and neither the Master Servicer, the Trust nor the Trustee, the Paying Agent, the Transfer Agent, nor any agent of any of them or any such agent shall be affected by notice to the contrary except in certain circumstances described in the Pooling and Servicing Agreement.

Subject to certain conditions in the Pooling and Servicing Agreement and the Series Supplement, if the principal of the Investor Certificates has not been paid in full prior to the Series Termination Date, the obligations created by the Pooling and Servicing Agreement and the Series Supplement with respect to the Investor Certificates shall terminate on the Series Termination Date.

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the Series 2009-SD Certificates referred to in the within mentioned Pooling and Servicing Agreement and Series Supplement.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

Exhibit B

Form of Investor Certificateholders’ Monthly Statement

Discover Card Master Trust I

Series 2009-SD Monthly Statement

SD Certificate

Distribution Date: ,	Month Ending: ,

Pursuant to the Series Supplement dated as of September 23, 2009 (the “Series Supplement”) relating to the Amended and Restated Pooling and Servicing Agreement dated as of November 3, 2004, as amended, by and between Discover Bank and U.S. Bank National Association as Trustee (the “Pooling and Servicing Agreement”), the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of the Trust. We have set forth below this information and certain other information required under the Securities Exchange Act of 1934, as amended, for the Distribution Date listed above, as well as for the calendar month ended on the date listed above. The Pooling and Servicing Agreement was filed by the Trust as Exhibit 4.1 to the Trust’s Current Report on Form 8-K filed on October 29, 2004, and the Series Supplement was filed by the Trust as Exhibit 4.1 to the Trust’s Current Report on Form 8-K filed on September 23, 2009, in each case under the file number 000-23108. Capitalized terms used in this report without definition have the meanings given to them in the Pooling and Servicing Agreement and the Series Supplement.

1.	Payments to investors in Series 2009-SD on this Distribution Date (per $1,000 of Class Initial Investor Interest)

			Total	Interest	Principal

	Series 2009-SD		$	$	$

2.	Principal Receivables at the end of [Month][Year]			Beginning Principal Balances	Ending Principal Balances

	(a)	Aggregate Investor Interest		$	$

		Seller Interest		$	$

		Total Master Trust		$	$

	(b)	Group One Investor Interest		$	$

	(c)	Group One Investor Interest for Interchange Series		$	$

	(d)	Series 2009-SD Investor Interest		$	$

	(e)	Total Master Trust # of Accounts

	(f)	Minimum Principal Receivables Balance at end of Month[1]			$

	(g)	Amount by which Master Trust Receivables Exceeded the Minimum Principal Receivables Balance at end of Month			$

3.	Allocation of Receivables and other amounts collected during [Month][Year]

			Finance Charge Collections	Principal Collections	Interchange

	(a)	Allocation between Investors and Seller:

		Aggregate Investor Allocation	$	$	$

		Seller Allocation	$	$	$

	(b)	Group One Allocation	$	$	$

	(c)	Series 2009-SD Allocation	$	$	$

	(d)	Group One Portfolio Yield (FCC

	yield excludes principal recoveries, see Item 10(b))			%	%			%

(e)	Series 2009-SD Portfolio Yield (FCC yield excludes principal recoveries, see Item 10(b))			%	%			%

(f)	Principal Collections as a monthly percentage of Master Trust Receivables at the beginning of [Month][Year]							%

(g)	Finance Charge Collections as a monthly percentage of Master Trust Receivables at the beginning of [Month][Year]							%

(h)	Total Collections as a monthly percentage of Master Trust Receivables at the beginning of [Month][Year]							%

(i)	Interchange as a monthly percentage of Master Trust Receivables at the beginning of the [Month][Year]							%

(j)	Total Collections and Interchange as a monthly percentage of Master Trust Receivables at the beginning of [Month][Year]							%

(k)	Trust Collections deposited for the month[2]		[Prior Month]				[ , 20 ]

		$				$

4.	Information concerning the Series Principal Funding Account (“SPFA”)

	SPFA Beginning Balance	Deposits into the SPFA on this Distribution Date	Deficit Amount on this Distribution Date	SPFA Balance	Investment Income

Series 2009-SD	$	$	$	$	$

5.	Information concerning amount of Controlled Liquidation Payments

	Amount paid on this Distribution Date	Deficit Amount on this Distribution Date
Series 2009-SD	$	$

6.	Investor Charged-Off Amount

		[Month][Year]		Cumulative Investor Charged-Off Amount

(a)	Group One	$		$

(b)	Series 2009-SD	$		$

(d)	As an annualized percentage of Principal Receivables at the beginning of [Month][Year]		%		N/A

7.	Investor Monthly Servicing Fee payable to Discover Bank on this Distribution Date

(a)	Group One	$

(b)	Series 2009-SD	$

8.	Delinquency Summary

Master Trust Receivables Outstanding at the end of [Month][Year]	$

Payment Status	Number of Delinquent Accounts	Delinquent Amount ending balance	Percentage of ending Receivables outstanding

30 – 59 days	______	$		%

60 – 89 days	______	$		%

90 – 119 days	______	$		%

120 – 149 days	______	$		%

150 – 179 days	______	$		%

Over 180 days	______	$		%

Total	______	$		%

9.	Excess Spread Percentages applicable to this Distribution Date

	Amount	Annualized Percentage

(a) Group One	______		%

(b) Group One three-month rolling average	______		%

(c) Interchange Subgroup	______		%

(d) Interchange Subgroup three-month rolling average	______		%

(e) Series 2009-SD	______		%

(f) Series 2009-SD three-month rolling average	______		%

10.	Investor Principal Charge-Offs on this Distribution Date[3]

	Amount	Rate

(a) Gross Charges-offs (rate shown as an annualized percentage of Investor Principal Receivables at the beginning of [Month][Year])	______		%

(b) Recoveries (rate shown as an annualized percentage of Investor Principal Receivables at the beginning of [Month][Year])	______		%

(c) Net Charges-offs (rate shown as an annualized percentage of Investor Principal Receivables at the beginning of [Month][Year])	______		%

[1]

The Discover Card Master Trust I is required to maintain Principal Receivables greater than or equal to the Minimum Principal Receivables Balance. The Minimum Principal Receivables Balance is generally calculated by dividing the Investor Interest by 93%. If the Principal Receivables in the Trust are less than the Minimum Principal Receivables Balance, and Discover Bank fails to assign sufficient Receivables to eliminate the deficiency, then an amortization event would occur.

[2]

Only the portion of Trust Collections required to be deposited under the Trust’s Required Daily Deposit provisions will typically be deposited in the Trust Collections Account each month, and these required amounts may vary markedly from month to month depending on whether any Investor Certificates are maturing on the following distribution date (in which case additional Principal Collections are retained in such account). Accordingly, the amount deposited in the account is not meaningful as an indicator of Trust performance.

[3]	For purposes of allocations to investors, all recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:

Exhibit C

Form of Master Servicer’s Monthly Certificate

Discover Card Master Trust I, Series 2009-SD

CREDIT CARD

PASS-THROUGH CERTIFICATES

The undersigned, a duly authorized representative of Discover Bank, as Master Servicer pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of November 3, 2004 (the “Pooling and Servicing Agreement”), as amended, and the Series Supplement, dated as of September 23, 2009 (the “Series Supplement”) by and between Discover Bank and U.S. Bank National Association as Trustee, does hereby certify as follows with respect to the Series Supplement for the Discover Card Master Trust I, Series 2009-SD Certificates for the Distribution Date occurring on             :

1. Discover Bank is Master Servicer under the Pooling and Servicing Agreement.

2. The undersigned is a Servicing Officer of Discover Bank as Master Servicer.

3 The aggregate amount of Collections processed during [month] [year] is equal to	$

4. The aggregate amount of Series Principal Collections processed during [month] [year] is equal to	$

5. The aggregate amount of Series Finance Charge Collections processed during [month] [year] is equal to	$

6. The aggregate amount of Series Interchange processed during [month] [year] is equal to	$

7. The sum of all amounts payable to the Holders of Series 2009-SD Certificates on the current Distribution Date is equal to	$

8       Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to the section entitled Master Servicer’s Monthly Certificate of the Series Supplement.

C-1

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this          day of                     ,         .

DISCOVER BANK,
as Master Servicer

By:
Title:

C-2

Schedule I

Designated Series

Amended and Restated Series Supplement between Discover Bank, as Master Servicer, Servicer and Seller, and U.S. Bank National Association, as Trustee, dated as of July 31, 2009 with respect to the Series 1996-4 Certificates

Amended and Restated Series Supplement between Discover Bank, as Master Servicer, Servicer and Seller, and U.S. Bank National Association, as Trustee, dated as of July 31, 2009 with respect to the Series 2003-3 Certificates

Amended and Restated Series Supplement between Discover Bank, as Master Servicer, Servicer and Seller, and U.S. Bank National Association, as Trustee, dated as of July 31, 2009 with respect to the Series 2003-4 Certificates

Series Supplement between Discover Bank, as Master Servicer, Servicer and Seller, and U.S. Bank National Association, as Trustee, dated as of December 2, 2004 with respect to the Series 2004-2 Certificates

Series Supplement between Discover Bank, as Master Servicer, Servicer and Seller, and U.S. Bank National Association, as Trustee, dated as of October 13, 2005 with respect to the Series 2005-2 Certificates

Series Supplement between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, dated as of November 29, 2005 with respect to the Series 2005-A Certificates

Series Supplement between Discover Bank, as Master Servicer, Servicer and Seller, and U.S. Bank National Association, as Trustee, dated as of December 16, 2005 with respect to the Series 2005-4 Certificates

Series Supplement between Discover Bank, as Master Servicer, Servicer and Seller, and U.S. Bank National Association, as Trustee, dated as of February 28, 2006 with respect to the Series 2006-1 Certificates

Series Supplement between Discover Bank, as Master Servicer, Servicer and Seller, and U.S. Bank National Association, as Trustee, dated as of July 27, 2006 with respect to the Series 2006-2 Certificates

Series Supplement between Discover Bank, as Master Servicer, Servicer and Seller, and U.S. Bank National Association, as Trustee, dated as of October 3, 2006 with respect to the Series 2006-3 Certificates

Series Supplement between Discover Bank, as Master Servicer, Servicer and Seller, and U.S. Bank National Association, as Trustee, dated as of February 28, 2007 with respect to the Series 2007-1 Certificates

Series Supplement between Discover Bank, as Master Servicer, Servicer and Seller, and U.S. Bank National Association, as Trustee, dated as of April 4, 2007 with respect to the Series 2007-2 Certificates

Series Supplement between Discover Bank, as Master Servicer, Servicer and Seller, and U.S. Bank National Association, as Trustee, dated as of May 3, 2007 with respect to the Series 2007-3 Certificates

Series Supplement between Discover Bank, as Master Servicer, Servicer and Seller, and U.S. Bank National Association, as Trustee, dated as of July 26, 2007 with respect to the Series 2007-CC Certificates

Series Supplement between Discover Bank, as Master Servicer, Servicer and Seller, and U.S. Bank National Association, as Trustee, dated as of July 24, 2009 with respect to the Series 2009-CE Certificates